Exhibit 99.1

News Release	Contacts:	Barbara Thompson	David Bright
For Immediate Release		919.716.2716	828.524.7000
August 1, 2019		First Citizens Bank	Entegra Financial Corp.

ENTEGRA FINANCIAL CORP. SHAREHOLDERS
APPROVE MERGER WITH FIRST CITIZENS BANK

FRANKLIN, N.C. and RALEIGH, N.C. -- Entegra Financial Corp. (Entegra) and First-Citizens Bank & Trust Company (First Citizens Bank) announced that, at Entegra’s 2019 Annual Meeting of Shareholders held today, Entegra’s shareholders voted to approve First Citizens Bank’s previously announced proposal to acquire (by merger) Entegra and its wholly-owned subsidiary, Entegra Bank. Completion of the proposed acquisition remains subject to the receipt of required regulatory approvals and the satisfaction or waiver of other customary conditions, and is expected to occur during the fourth quarter of 2019. Final voting results for Entegra’s annual meeting of shareholders will be disclosed in a Form 8-K to be filed with the Securities and Exchange Commission (SEC).
After the merger, Entegra Bank branch offices will initially operate as Entegra Bank, a division of First Citizens Bank. Customers of Entegra Bank should bank as they normally do at their existing branches. Entegra Bank’s customer accounts will be converted to First Citizens Bank’s systems and operations at a later date.
Roger Plemens, president and chief executive officer of Entegra, said: “We welcome our shareholders’ show of support. Joining with a community- and family-focused institution like First Citizens will provide our customers with access to more products, services and resources.”
Frank B. Holding Jr., chairman and chief executive officer of First Citizens Bank, said: “We greatly appreciate the confidence of Entegra shareholders. Both banks share the same core values, philosophies and a commitment to excellent service. We look forward to a smooth transition.”
About Entegra Financial Corp. and Entegra Bank
Entegra Financial Corp. is the holding company of Entegra Bank. Entegra’s common stock trades on the Nasdaq Global Market under the ticker symbol “ENFC.” Entegra Bank operates a total of 18 branches located throughout the Western North Carolina counties of Cherokee, Haywood, Henderson, Jackson, Macon, Polk and Transylvania; the Upstate South Carolina counties of Anderson, Greenville and Spartanburg; and the North Georgia counties of Pickens and Hall. The bank also operates loan production offices in Asheville, N.C. and Clemson, S.C. For further information, visit the bank’s website: www.entegrabank.com. As of June 30, 2019, Entegra Bank reported $1.7 billion in consolidated assets, $1.25 billion in deposits and $1.1 billion in gross loans.
About First Citizens Bank
Founded in 1898 and headquartered in Raleigh, N.C., First Citizens Bank serves customers at more than 550 branches in 19 states. First Citizens Bank is a wholly owned subsidiary of First Citizens BancShares, Inc. (First Citizens) (Nasdaq: FCNCA). For more information, call toll free 1.888.FC DIRECT (1.888.323.4732) or visit www.firstcitizens.com. First Citizens Bank. Forever First®. As of June 30, 2019, First Citizens Bank reported $37.7 billion in consolidated assets, $32.7 billion in deposits and $26.7 billion in gross loans.

Exhibit 99.1

Cautionary Notes Regarding Forward-Looking Statements
Certain of the statements made in this Press Release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” and “estimate,” and similar expressions, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. Forward looking statements include statements about the benefits to Entegra or First Citizens Bank of the proposed merger, Entegra’s and First Citizens Bank’s future financial and operating results, their respective plans, objectives, and intentions, and when the proposed merger will be completed. All forward-looking statements are subject to known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements, including, among others, (1) disruption from the proposed merger, or recently completed mergers, with customer, supplier, or employee relationships, (2) uncertainties as to the timing of the merger, (3) the risk that the proposed transactions may not be completed in a timely manner or at all, (4) the occurrence of any event, change, or other circumstances that could give rise to the termination of the Merger Agreement, including under circumstances that would require a party to pay a termination fee, (5) the failure to obtain or delays in the receipt of necessary regulatory approvals that must be received before the proposed merger may be completed, (6) the possibility that the amount of the costs, fees, expenses, and charges related to the proposed merger may be greater than anticipated, including as a result of unexpected or unknown factors, events, or liabilities, (7) the failure or delay of the other conditions to the consummation of the proposed merger to be satisfied or waived, (8) reputational risk and the reaction of the parties’ customers to the merger, (9) the risk of potential litigation or regulatory action related to the merger, (10) the risk that the cost savings and any revenue synergies from the proposed merger may not be realized or take longer than anticipated to be realized, (11) general competitive, economic, political, and market conditions, and (12) difficulties experienced in the integration of the businesses. Additional factors which could affect the forward-looking statements can be found in reports filed with the SEC by Entegra and First Citizens and available on the SEC’s website at http://www.sec.gov. Except as may be required by applicable law, neither Entegra nor First Citizens Bank undertake any obligation to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

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